Exhibit 99.1

eBay Reports Stronger Volume Growth and Raises Revenue and GAAP and Non-GAAP EPS Guidance for Q2 2020

Approximately 6 million buyers added in April and May

Announces over $1.3 million donation to take action against systemic racism and injustice

San Jose, California, June 4, 2020 – eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, today is announcing that its business is performing significantly better than expectations shared in its earnings release on April 29, 2020. Due to the magnitude of this change, eBay is providing the following information as a one-time update:

•Strength in global gross merchandise volume (GMV) seen in April has continued through May, and the Company now expects full Q2 volume growth rates to land between 23% and 26% as compared to the prior year period.
•All major verticals are accelerating significantly compared to previous quarters, including Home & Garden, Electronics, Fashion, Auto Parts and Collectibles.
•Demand strength is driven by increased organic traffic, better marketing efficiency, and higher platform conversion.
•Active buyer growth is accelerating, with approximately 6 million new and reactivated buyers added in April and May.
•More sellers are joining eBay through efforts like Up & Running. Since March 2020, tens of thousands of small business sellers have been added to the platform.
•Classifieds revenues are performing at the high end of previous expectations disclosed on the Q1 earnings call with automotive subscription revenues recovering as dealerships reopen across international markets.

Buyer and Seller Investments
To further engage new and existing buyers, eBay is making additional investments in marketing and technology to retain new buyers and increase purchase frequency. In addition, expanded consumer seller promotions are encouraging more buyers to sell which historically has increased customer lifetime value on the platform.

eBay continues to provide sellers the platform, solutions and support needed to grow their business and thrive. The Company is deploying investments in order to support sellers during this time, including:

•The Company has declared June “Sell on eBay" month. Significant efforts are underway to drive the trial of eBay’s powerful selling platform. In the US, first-time sellers are invited to sell completely free on eBay. The promotion lasts throughout the month and is valid on up to 5 sales.
•Up & Running programs continue to expand around the world. In addition to the previously announced markets (US, UK, Canada, Greece, Ireland, Italy, Israel and Russia), eBay also launched Up & Running adaptations in Mexico and Brazil in May.
•The Company is continuing its listing promotion through the end of July in the US with 50,000 additional free fixed price listings per month for store sellers and 200 additional free listings per month for non-store sellers.
•The Company extended seller performance protections, established at the onset of COVID-19, through July 19, 2020.

Supporting Our Communities
eBay remains committed to living its purpose, empowering people and creating economic opportunity for all. In support of this commitment:

•Today, eBay is announcing a donation of over $1.3 million, split between the NAACP Legal Defense Fund and Equal Justice Initiative in an effort to take action against systemic racism and injustice.
•Last month, eBay Foundation announced that it had committed an additional $10 million to support COVID-19 relief worldwide. The additional funding round is the largest in its history and comes at a vital time for communities and small businesses adversely impacted by the pandemic. Many of these funds have been granted to organizations supporting underrepresented groups and Black-owned businesses, including ICA Fund Good Jobs, Kiva, LISC, and Start Small, Think Big. eBay Foundation will also be supporting inclusive entrepreneurship and community rebuilding efforts through an employee program called the Global Give, which will provide substantial grants to organizations serving underrepresented entrepreneurs.
•In May, eBay released the 2019 Impact Report, which encompasses the Company’s environmental, social and governance work throughout the past year and reports progress to-date on pre-established goals. Notably, among eBay’s impact goals, through eBay for Charity the Company achieved its 2020 impact goal ahead of schedule, raising $1 billion for charities worldwide. Additionally, from 2018 to 2019, eBay decreased emissions by 16%, while increasing renewable energy supply by 24%, bringing eBay to 64% renewable energy globally – on track against a goal to source 100% renewable energy by 2025.

Guidance
Due to the dynamics highlighted above, the Company is updating its Q2 2020 guidance previously announced on April 29, 2020. The Company now expects:

The Company is not updating full year guidance at this time, but management currently expects that full year performance will likely be above the ranges announced on April 29, 2020. The Company expects to update full year guidance in connection with its Q2 2020 earnings announcement after evaluating business dynamics in June.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader including the Marketplace and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity for all. Founded in 1995 in San Jose, California, eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. For more information about the Company and its global portfolio of online brands, visit www.ebayinc.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries (collectively, the "Company") that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, the future performance of the Company, including expected financial results for the second quarter and full year 2020 and statements regarding continuing growth trends and buyer and seller investments. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, the duration of the COVID-19 pandemic and the effects of COVID-19 on our business and operations and on the general economy, including effects on our sellers and customers, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; the Company's ability to realize growth opportunities in payments intermediation and advertising; the outcome of the strategic portfolio reviews; fluctuations in foreign currency exchange rates; the Company's need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the Company's capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the Company's share repurchases, or management of operating cash; the Company's ability to increase operating efficiency to drive margin improvements and enable reinvestments; the Company's ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the Company's need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the ability to successfully intermediate payments on the Company's marketplace platform; the Company's need and ability to manage regulatory, tax, data security and litigation risks; the Company's ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the Company's ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could adversely affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the Company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

eBay Inc.

Business Outlook

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the Company assumes no obligation to update it.

The Company's future performance involves risks and uncertainties, and the Company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the Company's operating results are set forth under the caption "Forward-Looking Statements" above in this press release. More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.

Three Months Ending
June 30, 2020
(In billions, except per share amounts)	GAAP	Non-GAAP (a)
Net Revenue	$2.75 - $2.80	$2.75 - $2.80
Diluted EPS from continuing operations	$0.70 - $0.74	$1.02 - $1.06

(a) Estimated non-GAAP amounts above for the three months ending June 30, 2020 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $8-$13 million, estimated stock-based compensation expense and associated employer payroll tax expense of approximately $125-$135 million, an adjustment that excludes the net deferred tax impact related to the step-up in the tax basis of intangible assets of approximately $35-$45 million, and certain estimated losses and charges of approximately $80-$90 million inclusive of a loss on an investment.

Investor Relations Contact:	Joe Billante	ir@ebay.com
Media Relations Contact:	Trina Somera	press@ebay.com
Company News:	https://www.ebayinc.com/stories/news/
Investor Relations website:	https://investors.ebayinc.com